UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2016

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California	93060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 525-1245

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2016, Calavo Growers, Inc. (“the Company”) acquired certain real property, consisting of land, a refrigerated building and select production and office equipment located at 1730 Eastridge Avenue, Riverside, California (collectively, the “Property”) from Fresh Foods, LLC (the “Seller”) for total consideration of approximately $19.4 million.

The Company’s wholly owned subsidiary Renaissance Foods Group LLC (RFG) intends to operate the refrigerated facility as part of its network of USDA and organic certified fresh food facilities. On November 3, 2016 the Company issued a press release discussing the completed purchase of the Property. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

The acquisition of the Property was effected through a variable interest entity (“VIE”) in connection with a potential like-kind exchange pursuant to Section 1031 of the Internal Revenue Code.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment Agreement to Sell and Purchase and Escrow Instructions, by and among Calavo Growers, Inc., and Fresh Foods, LLC.

10.2	Agreement to Sell and Purchase and Escrow instructions with Fresh Foods, LLC dated August 3, 2016.

99.1	Press release dated November 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
November 4, 2016
	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)

3